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               EXHIBIT 23.2 -- CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of United Insurance Companies, Inc. and Subsidiaries on Form S-8 (File No. 33-11323) of our report dated March 29, 1994 on our audit of the consolidated financial statements and financial statement schedules of United Insurance Companies, Inc. and Subsidiaries for the year ended December 31, 1993, which report is included in this Annual Report on Form 10-K.

                                                            COOPERS & LYBRAND
L.L.P.

Dallas, Texas
March 29, 1996